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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                     STATE OF INCORPORATION
------------------                     ----------------------
Fundtech Corporation.................  Delaware

Fundtech U.K. Limited................  United Kingdom

Fundtech Australia Pty Limited.......  Australia

Fundtech Netherlands BV..............  Netherlands

FCMS, LLC                              Delaware

Biveroni Batschelet Partners AG        Switzerland